Exhibit 3.1
TCG BDC II, INC.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:
    FIRST:    The undersigned, Joshua Lefkowitz, whose address is One Vanderbilt Avenue, Suite 3400, New York, New York 10017, being at least 18 years of age, and being an officer of TCG BDC II, Inc., and acting in that capacity prior to the organization meeting of the Board of Directors of such corporation, hereby adopts Amended Articles of Incorporation of TCG BDC II, Inc., a corporation formed under the general laws of the State of Maryland, changing its name to Carlyle Credit Solutions, Inc.
    SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:
Carlyle Credit Solutions, Inc.
    THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as of now or hereafter in force, including, without limitation or obligation, to conduct and carry on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended.
    FOURTH: The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 2405 York Rd, Ste 201, Lutherville Timonium, MD 21093-2264.
    FIFTH: The name and address of the resident agent of the Corporation are the Corporation Trust Incorporated, 2405 York Rd, Ste 201, Lutherville Timonium, MD 21093-2264. The resident agent is a Maryland Corporation.
SIXTH: The total number of shares of stock which the Corporation has authority to issue is 1,000,000 shares of common stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having a par value is $10,000. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of stock of any class or series that the Corporation has authority to issue.
SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law.
EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.
     (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now of hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any as may be set forth in the Bylaws of the Corporation.
    (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the stock.
NINETH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.
TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers subject to the Investment Company Act of 1940, as amended, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be the act of the Corporation on this 29th day of March 2022.

                         /s/ Tom Hennigan_____________________________
                        Name: Tom Hennigan
                        Title: Chief Financial Officer

I, Joshua Lefkowitz, the undersigned attest that the Articles of Incorporation have been verified under penalties for perjury and these Articles of Incorporation are the act of the Corporation on this 29th day of March 2022.

/s/ Joshua Lefkowitz____________________________
                        Name: Joshua Lefkowitz
                        Title: Secretary and Chief Compliance Officer

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